Financial News Release

                                                                   Exhibit 99.1
                                                                   ------------


                                     Contact:    Mobius Management Systems, Inc.
                                                 Ray Kunzmann
                                                 914-921-7346
                                                 rkunzman@mobius.com

                                                 Investor Relations
                                                 Makovsky & Company Inc.
                                                 Gene Marbach
                                                 212-508-9645
                                                 emarbach@makovsky.com

                                                 Media Relations
                                                 Richard Dukas Communications
                                                 Richard Dukas
                                                 203-833-1466
                                                 Richard@richarddukas.com
[GRAPHIC OMITTED][GRAPHIC OMITTED]
 MOBIUS

For Immediate Release

                     MOBIUS MANAGEMENT SYSTEMS, INC. REPORTS
                      RESULTS FOR FISCAL THIRD QUARTER 2004

Rye, NY, April 28, 2004 - Mobius Management Systems, Inc. (Nasdaq: MOBI), a leading provider of software for total content management (TCM), today announced results for its fiscal third quarter 2004.

Total consolidated revenues for the quarter ended March 31, 2004 were $17.8 million, compared with $20.5 million for the quarter ended March 31, 2003. Software license revenues for the fiscal third quarter were $6.4 million, compared with $9.4 million in the third fiscal quarter of the prior year, while maintenance revenues were $10.0 million versus $9.9 million in the fiscal third quarter of the prior year. Net loss for the fiscal third quarter was $1.1 million, or $0.06 per share, compared with last year's third quarter profit of $1.3 million, or $0.07 per diluted share. Sales and marketing, and general and administrative costs were $11.0 million, as compared with $11.7 million in the fiscal third quarter of 2003. Research and development costs were $5.4 million, as compared with $4.8 million for last year's third quarter. These results are in line with the Company's preliminary estimates for the fiscal third quarter reported on April 13, 2004.

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Commenting on the results, Mitch Gross, President and CEO of Mobius, said, "The
March quarter has historically been one of our slowest quarters. This quarter was also impacted by a number of large transactions that for several reasons, including protracted negotiations of terms and delays in our customers' approval process, did not close as anticipated. We are still actively working with our customers and expect that some of these deals will close in our June quarter. Given our current visibility, we now expect to report total consolidated revenues in our June quarter in the range of $20.0 million to $23.0 million. We are also projecting to have profitable operating results in our fiscal fourth quarter before any potential charges related to our acquisition of eManage Inc. announced last night, which charges have not yet been determined."

For the nine months ended March 31, 2004, total consolidated revenues were $64.5 million, compared with $60.8 million for the same period last year. Software license revenues for the nine months ended March 31, 2004 advanced 11% to $30.4 million from $27.4 million for the same period last year. Net income for the first nine months of fiscal 2004 was $3.0 million, or $0.15 per diluted share, compared with net income of $2.4 million, or $0.14 per diluted share, for the same period last year.

As of March 31, 2004, cash totaled $35.7 million, compared with $37.3 million at June 30, 2003. Total software license installments receivable as of March 31, 2004 amounted to $33.6 million, compared with the June 30, 2003 balance of $23.5 million. Sequentially, however, installment receivables increased by only $600,000 over the $33.0 million balance at December 31, 2003. The Company had no bank debt outstanding at March 31, 2004.

Mr. Gross concluded, "Although we see external market factors driving customers to cautiously spend on enterprise software, we remain confident about our future growth potential and our long-term strategy. We continue to invest in research and development, which increased 12% in the fiscal third quarter of 2004, as compared with the same quarter last year, and almost 15% on a year to date basis. In addition, last night we announced the acquisition of the technology and certain other assets of eManage Inc., an Ottawa, Ontario based company that develops software solutions for e-mail archiving, records management and lifecycle management. This acquisition will add to our ability to offer a comprehensive, fully integrated content management solution to our customers."

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Recent Highlights
-----------------

Mobius Acquires E-mail Archiving and Records Management Technology from eManage
Inc.: Mobius announced that it has acquired technology and certain other assets of privately-held eManage Inc. of Ottawa, Ontario. eManage develops software solutions for e-mail archiving, records management and lifecycle management that enable organizations to manage corporate records at an enterprise level.

Mobius Underscores Growing Need for Enhanced Technology Solutions to Prevent Financial Fraud and Manipulation: In response to a KPMG survey that revealed a significant lack of confidence on the part of corporate directors in the ability of their external auditors to detect fraud, Mobius pointed to its audit and balancing system, ViewDirect(R)-ABS, a software solution that automates the audit and reconciliation processes used to verify and publish financial information.

Mobius Named to KMWorld's 2004 "100 Companies That Matter in Knowledge Management": Mobius has been selected for the second straight year by KMWorld as one of the "100 Companies That Matter in Knowledge Management."

Mobius Total Content Management Solution Makes Service More Convenient for KeyCorp Customers: Mobius and KeyCorp, an $84 billion bank-based financial services company, announced that Key has completed the two-year phased implementation of an enterprise-wide content management system using Mobius's ViewDirect(R) TCM.

Mobius Recognized Customer Achievement at Annual Users Conference: Mobius announced the winners of the annual Mobius Customer Achievement Awards, presented this year to seven companies whose use of Mobius software meets the highest standards for innovation and business value.

                                    - more -


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Page 4

Mobius Announced Availability of ViewDirect TCM with New EMC Centera API: Mobius announced that it has supplemented support for EMC Centera(TM) on Unix and Windows NT platforms with native support for Centera from Mobius ViewDirect(R) TCM on the z/OS platform.

Conference Call Information
---------------------------

Mobius will hold its quarterly conference call today at 10:00 AM EST to discuss its fiscal third quarter 2004. Interested persons wishing to listen to the conference call via Web cast may access it at:
http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=MOBI&script=1010&item_id
=876498

The conference call will be available for playback following the live call beginning at approximately 1:00 PM EST. For access to the replay, please call
1.800.642.1687 and enter ID# 6681375.



About Mobius
------------

Mobius Management Systems, Inc. (www.mobius.com) is a leading provider of integrated solutions for total content management (TCM). The company's ViewDirect(R) TCM suite integrates content from multiple, disparate repositories and delivers it via content-intensive applications including Web site, digital asset and document management; workflow and imaging; Internet presentment and payment; records management; and enterprise report distribution. The Mobius customer base is made up of leading companies across all industries, including more than sixty percent of the Fortune 100. The company, founded in 1981, is headquartered in Rye, New York, with sales offices in the U.S., Canada, the United Kingdom, France, Germany, Italy, Sweden, Belgium, the Netherlands, Switzerland, Australia, Japan and Singapore.

Statements contained in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. In particular, any statements contained herein regarding expectations with respect to future sales and profitability, as well as product development and/or introductions, are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the company's control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements. Important factors that might affect actual results, performance, or achievements include, among other things, market acceptance of Mobius's products, fluctuations in period to period results, seasonality, uncertainty of future operating results, technological change, extended payment risk, product concentration, competition, international sales and operations, expansion of indirect channels, increased investment in professional services, protection of intellectual property, dependence on licensed technology, risk of product defects, product liability, management of growth, dependence on executive management, other key employees and subcontractors and concerns about transaction security on the Internet. These risks and uncertainties are described in detail from time to time in Mobius's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, filed on September 9, 2003, and its Quarterly Reports on Form 10-Q. Mobius accepts no obligation to update these forward-looking statements and does not intend to do so.

                                     ###

ViewDirect and DocumentDirect are registered trademarks of Mobius Management Systems, Inc. All other trademarks are property of their respective owners.

                               (Tables to follow)



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                         MOBIUS MANAGEMENT SYSTEMS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                (unaudited, in thousands, except per share data)



                                         Three Months       Nine Months
                                            Ended              Ended
                                       3/31/04  3/31/03  3/31/04   3/31/03
                                       -------  -------  -------   -------
 Revenues:
    Software license                  $ 6,410   $9,443  $ 30,414  $ 27,367
    Maintenance                        10,024    9,890    30,070    28,541
    Professional service and other      1,397    1,204     4,054     4,873
                                     --------- -------- --------- ---------
      Total revenues                   17,831   20,537    64,538    60,781
                                     --------- -------- --------- ---------

 Cost of revenues:
    Software license                      148      431       872       853
    Maintenance                         1,730    1,775     4,986     4,772
    Professional service and other      1,580    1,184     4,536     4,764
                                     --------- -------- --------- ---------
      Total cost of revenues            3,458    3,390    10,394    10,389
                                     --------- -------- --------- ---------

 Gross profit                          14,373   17,147    54,144    50,392
                                     --------- -------- --------- ---------

 Operating expenses:
    Sales and marketing                 8,201    8,954   26,514     26,347
    Research and development            5,379    4,795   15,309     13,332
    General and administrative          2,763    2,772    8,477      7,867
    Acquired in-process R&D                --       --       --        910
    Facilities restructuring               --       --       --        194
                                     --------- -------- --------- ---------
      Total operating expenses         16,343   16,521   50,300     48,650
                                     --------- -------- --------- ---------

 Income (loss) from operations         (1,970)     626    3,844      1,742
 Miscellaneous income, net                403      534    1,282      1,358
                                     --------- -------- --------- ---------
 Income (loss) before income taxes     (1,567)   1,160    5,126      3,100
 Provision for (benefit from)
  income taxes                           (471)    (166)   2,138        668
                                     --------- -------- --------- ---------

 Net income (loss)                    $(1,096)  $1,326  $ 2,988    $ 2,432
                                     ========= ======== ========= =========

 Basic weighted average shares         18,178   17,416   17,862     17,333
 Basic earnings (loss) per share      $ (0.06)  $ 0.08   $ 0.17     $ 0.14
 Diluted weighted average shares       18,178   17,930   19,996     17,685
 Diluted earnings (loss) per share    $ (0.06)  $ 0.07   $ 0.15     $ 0.14



                         MOBIUS MANAGEMENT SYSTEMS, INC.
                          914-921-7200   914-921-1360

                         MOBIUS MANAGEMENT SYSTEMS, INC.
                           CONSOLIDATED BALANCE SHEETS
                            (unaudited, in thousands)


                                              3/31/04          6/30/03
                                              -------          -------
Assets:
Current Assets:
  Cash and cash equivalents                  $ 35,658         $ 37,315
  Accounts receivable, net                      9,282           10,551
  Software license installments, current       11,990            8,017
  Other current assets                          2,407            2,897
                                             ---------        ---------
Total Current Assets                           59,337           58,780

Property and equipment, net                     4,363            4,546
Software license installments,
 non-current                                   21,646           15,435
Deferred income taxes, non-current              2,221              328
Other non-current assets                        2,518            2,729
                                             ---------        ---------

Total Assets                                 $ 90,085         $ 81,818
                                             ========         ========

Liabilities & Stockholders' Equity
Current Liabilities:
  Accounts payable and accrued expenses      $ 16,307         $ 15,726
  Deferred revenues, current                   21,022           21,306
  Deferred income taxes, current                4,642            2,869
                                             ---------        ---------
Total Current Liabilities                      41,971           39,901

Deferred revenues, non-current                  4,769            5,560

Total Stockholders' Equity                     43,345           36,357
                                             ---------        ---------

Total Liabilities and Stockholders'          $ 90,085         $ 81,818
                                             ========         ========
Equity


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                          MOBIUS MANAGEMENT SYSTEMS, INC.
                          914-921-7200      914-921-1360